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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-109177 of MicroIslet, Inc. on Form S-8 of our report dated March 29, 2004, appearing in this Annual Report on Form 10-KSB of MicroIslet, Inc. for the year ended December 31, 2003.



/S/ Deloitte & Touche LLP


San Diego, California
March 30, 2004